UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

United Mortgage Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-32409	75-6493585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Grapevine, Texas 76051

(Address of principal executive offices) (Zip Code)

(214) 237-9305

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2014, United Mortgage Trust (the “Registrant”) held its 2014 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following two proposals: (i) the election of five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2015 or until such trustees’ successors are duly elected and qualified; and (ii) the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The two proposals are described in detail in the Registrant’s definitive proxy statement, dated May 2, 2014, as filed on Schedule 14A on May 2, 2014.

Both of the proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2014 or until such trustees’ successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Charles M. Gillis	2,719,779	443,206	247,374
Michele A. Cadwell	2,719,779	443,206	247,374
Phillip K. Marshall	2,719,529	443,456	247,374
Roger C. Wadsworth	2,719,779	443,206	247,374
Leslie J. Wylie	2,719,779	443,206	247,374

Proposal 2. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,938,909	208,364	263,086	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Mortgage Trust

Dated: June 26, 2014	By:	/s/ Stuart Ducote
Stuart Ducote
President